           As filed with the Securities and Exchange Commission on June 16, 2000
                                                      Registration No. 333-95617
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ___________________

                  POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                     TO REGISTRATION STATEMENT ON FORM S-4

                                     Under
                          The Securities Act of 1933
                                _______________

                             WELLS FARGO & COMPANY
            (Exact name of registrant as specified in its charter)

           Delaware                             6712                    41-0449260
(State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)      Identification No.)

                             420 Montgomery Street
                        San Francisco, California 94163
                                 415-477-1000
              (Address, including zip code, and telephone number,
       including area code of registrant's principal executive offices)

                               Stanley S. Stroup
                 Executive Vice President and General Counsel
                             Wells Fargo & Company
                             420 Montgomery Street
                        San Francisco, California 94163
                                 415-396-6019
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                   Copy to:
                               Robert J. Kaukol
                             Wells Fargo & Company
                         1050 17/th/ Street, Suite 120
                            Denver, Colorado 80265
                                 303-899-5802
                        ______________________________

   Michigan Financial Corporation Employee Savings and Stock Ownership Plan
                           (Full title of the plan)

                         ______________________________

     This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 covers shares of the common stock, $1-2/3 par value, and associated preferred stock purchase rights (together with such purchase rights, the "Shares"), of Wells Fargo & Company (the "Registrant") that may be issued by the Registrant under the plan identified above. The Registrant originally registered the Shares pursuant to its Registration Statement on Form S-4 filed on January 28, 2000 (File No. 333-95617). The Registrant paid the registration fee at the time of filing of the Form S-4 Registration Statement.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by Registrant (File No. 001-02979) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     . Annual Report on Form 10-K for the year ended December 31, 1999, including information specifically incorporated by reference into the Form 10-K from Registrant's 1999 Annual Report to Stockholders and Registrant's definitive Notice and Proxy Statement for Registrant's 2000 Annual Meeting of Stockholders;

     . Quarterly Report on Form 10-Q for the quarter ended March 30, 2000;

     . Current Reports on Form 8-K filed January 18, 2000, January 26, 2000,
       April 12, 2000, and April 18, 2000;

     . The description of Registrant's common stock contained in Registrant's
       Current Report on Form 8-K filed October 14, 1997, including any amendment or report filed to update such description;

     . The description of Registrant's preferred stock purchase rights contained in Registrant's Registration Statement on Form 8-A dated October 21, 1998, including any amendment or report filed to update such description; and

          All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with action, suit or proceeding. Article Fourteenth of the Restated Certificate of Incorporation of the registrant. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index

Item 9.   Undertakings.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 of section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 16, 2000.

                                     WELLS FARGO & COMPANY

                                     By:  /s/ Richard M. Kovacevich
                                         ---------------------------------------
                                                 Richard M. Kovacevich
                                         President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 16, 2000 by the following persons in the capacities indicated:

 /s/ Richard M. Kovacevich              President and Chief Executive Officer
--------------------------------
     Richard M. Kovacevich              (Principal Executive Officer)

 /s/ Ross J. Kari                       Executive Vice President
--------------------------------
     Ross J. Kari                       and Chief Financial Officer
                                        (Principal Financial Officer)

 /s/ Les L. Quock                       Senior Vice President and Controller
--------------------------------
     Les L. Quock                       (Principal Accounting Officer)


LES BILLER                   RICHARD D. McCORMICK
J.A. BLANCHARD III           CYNTHIA H. MILLIGAN
MICHAEL R. BOWLIN            PHILIP J. QUIGLEY
DAVID A. CHRISTENSEN         DONALD B. RICE              A majority of the
SUSAN E. ENGEL               JUDITH M. RUNSTAD           Board of Directors*
PAUL HAZEN                   SUSAN G. SWENSON
REATHA CLARK KING            CHANG-LIN TIEN
RICHARD M. KOVACEVICH        MICHAEL W. WRIGHT

______________



*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.


                                      /s/ Richard M. Kovacevich
                                    ------------------------------------------
                                          Richard M. Kovacevich
                                          Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit                                                               Form of
Number                          Description                           Filing
------                          -----------                           ------

  3 Agreement and Plan of Reorganization, dated as of November 2, 1999, and as amended as of January 25, 2000, by and between Wells Fargo & Company and Michigan Financial Corporation (incorporated by reference to Appendix A to Wells Fargo's Registration Statement on Form S-4 (File No. 333-95617) filed on January 28, 2000.

  4(a) Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to Registrant's Current Report on Form 8-K dated June
          28, 1993. Certificates of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K dated July 3, 1995, and Exhibits 3(b) and 3(c) to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

   (b) Certificate of Change of Location of Registered Office and Change of Registered Agent (incorporated by reference to Exhibit 3(b) to Registrant's Quarterly
          Report on Form 10-Q for the quarter ended June 30, 1999).

   (c)    Certificate of Designations for ESOP Cumulative
          Convertible Preferred Stock (incorporated by reference to Exhibit 4 to Registrant's Quarterly Report on Form
          10-Q for the quarter ended March 31, 1994).

   (d)    Certificate of Designations for 1995 ESOP Cumulative
          Convertible Preferred Stock (incorporated by reference to
          Exhibit 4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

   (e) Certificate Eliminating the Certificate of Designations for Registrant's Cumulative Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 3(a) to Registrant's Current Report on Form 8-K dated November 1,
          1995).

   (f) Certificate Eliminating the Certificate of Designations for Registrant's 10.24% Cumulative Preferred Stock (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K dated February 20, 1996).

   (g)    Certificate of Designations for 1996 ESOP Cumulative
          Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form
          8-K dated February 26, 1996).

   (h)    Certificate of Designations for 1997 ESOP Cumulative
          Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form
          8-K dated April 14, 1997).

   (i)    Certificate of Designations for 1998 ESOP Cumulative
          Convertible Preferred Stock (incorporated by reference to Exhibit 3 to Registrant's Current Report on Form
          8-K dated April 20, 1998).

Exhibit                                                             Form of
Number                  Description                                 Filing
------                  -----------                                 ------

 (j)      Certificate of Designations for 1999 ESOP Cumulative
          Convertible Preferred Stock (incorporated by reference to Exhibit 3(b) to Registrant's Current Report on
          Form 8-K dated April 21, 1999).

 (k) Certificate of Designations for 2000 ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3(o) to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 2000).

 (l)      Certificate of Designations for Adjustable Cumulative
          Preferred Stock, Series B (incorporated by reference to
          Exhibit 3(j) to Registrant's Quarterly Report on Form
          10-Q for the quarter ended September 30, 1998).

 (m) Certificate of Designations for Fixed/Adjustable Rate Noncumulative Preferred Stock, Series H (incorporated by reference to Exhibit 3(k) to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
          1998).

 (n)      Certificate of Designations for Series C Junior
          Participating Preferred Stock (incorporated by reference to Exhibit 3(l) to Registrant's Annual Report on Form
          10-K for the year ended December 31, 1998).

 (o) Certificate Eliminating the Certificate of Designations for Registrant's Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3(a) to Registrant's Current Report on Form 8-K dated April 21,
          1999).

 (p)      Bylaws (incorporated by reference to Exhibit 3(m) to
          Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

 (q) Rights Agreement, dated as of October 21, 1998, between Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form 8-A dated October 21, 1998).

   5      Opinion of Stanley S. Stroup.*

   23.1   Consent of Stanley S. Stroup (included as part of Exhibit
          5).

   23.2   Consent of KPMG LLP.                                      Electronic
                                                                    Transmission

     24   Powers of Attorney.*

     99 Michigan Financial Corporation Employee Savings and Stock Ownership Plan (incorporated by reference to Exhibit 4 to Michigan Financial Corporation's Form S-8 Registration Statement (File No. 33-86882) filed on November 29, 1994).

______________
      *   Previously filed.